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                                                                    EXHIBIT 23.1

                  OPINION AND CONSENT OF INDEPENDENT AUDITORS


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Restoration Hardware, Inc. on Form S-8 of our report dated April 6, 1998 (May 27, 1998 as to the last two paragraphs of Note 10 and June 15, 1998 as to Note 11 of the Restoration Hardware, Inc. financial statements for the year ended January 31, 1998), appearing in the Registration Statement No. 333-51027 on Form S-1 of Restoration Hardware, Inc. for the year ended January 31, 1998.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
San Francisco, California
October 21, 1998